Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S 8 (File Nos. 333-264034, 333 237217, 333 226053 and 333 218712) and Form S 3 (File No. 333 226052) of SoundThinking, Inc. of our report dated March 31, 2025, relating to the consolidated financial statements, which appears in this annual report on Form 10 K for the year ended December 31, 2024.

/S/ Baker Tilly US, LLP

Minneapolis, Minnesota

March 31, 2025